Exhibit 10.36

AMENDMENT NO.1 TO

AIRCRAFT DRY LEASE AGREEMENT

This AMENDMENT NO. 1 TO THE AIRCRAFT DRY LEASE AGREEMENT (this “Amendment”) is entered into effective as of August 18, 2022, by and between MSG ENTERTAINMENT GROUP, LLC (f/k/a MSG SPORTS & ENTERTAINMENT, LLC), a Delaware limited liability company with an address at 2 Pennsylvania Plaza, New York, New York 10121 (“Lessee”) and BRIGHID AIR, LLC, a New York limited liability company with an address at 340 Crossways Park Drive, Woodbury, New York 11797 (“Lessor”). Capitalized terms used but not defined elsewhere in this Amendment have the meanings assigned to them in the Aircraft Dry Lease Agreement, effective as of May 6, 2019, by and between Lessor and Lessee (the “Aircraft Dry Lease Agreement”).

RECITALS

WHEREAS, pursuant to Section 20 of the Aircraft Dry Lease Agreement, Lessor and Lessee desire to amend the Aircraft Dry Lease Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

AMENDMENTS TO AIRCRAFT DRY LEASE AGREEMENT

Section 1.1.    The first sentence of Section 3 of the Aircraft Dry Lease Agreement is hereby amended and replaced in its entirety by the following:

Lessor shall pay the entire cost of insuring and maintaining the Aircraft during the Term.

Section 1.2.    The last sentence of Section 15 of the Aircraft Dry Lease Agreement is hereby amended and replaced by the following:

Routine communications may be made by e-mail to Lessor at officer@dfollc.com and to Lessee at guido.visconti@msg.com and legalnotices@msg.com or fax to Lessor at (516) 226-1155 and to Lessee at (516) 927-1101.

Section 1.3.    The last sentence of Section 21 of the Aircraft Dry Lease Agreement is hereby amended by adding the following after “PDF transmission”: “or other electronic transmission service (e.g., DocuSign)”.

Section 1.4.    The first sentence of Section 22 of the Aircraft Dry Lease Agreement is hereby amended by replacing “The Madison Square Garden Company” with “Madison Square Garden Entertainment Corp.”

Section 1.5.    Schedule 1 of the Aircraft Dry Lease Agreement is hereby deleted and replaced in its entirety by:

Rent per block hour: $2,351 + an amount equal to actual fuel cost per hour for such Lessee flight during such Lease Period.

ARTICLE II

MISCELLANEOUS

Section 2.1.    Except as expressly modified and superseded by this Amendment, the Aircraft Dry Lease Agreement shall continue to be in full force and effect in accordance with its terms. After the date of this Amendment, all references to the “Aircraft Dry Lease Agreement” or phrases with similar meaning shall refer to the Aircraft Dry Lease Agreement as amended by this Amendment.

Section 2.2.    The provisions of Section 18, Section 19, Section 20 and Section 21 of the Aircraft Dry Lease Agreement shall apply mutatis mutandis to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LESSOR:

BRIGHID AIR, LLC

By:	/s/ Dennis H. Javer
Name: Dennis H. Javer
Title: Vice President

[Signature Page to Amendment No. 1 to Aircraft Dry Lease Agreement]

LESSEE:

MSG ENTERTAINMENT GROUP, LLC

By:	/s/ David F. Byrnes
Name: David F. Byrnes
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Amendment No. 1 to Aircraft Dry Lease Agreement]